Exhibit 3.1

Power Air Corporation
(the "Company")

Articles of Incorporation, as amended

The Company's Articles of Incorporation, as amended, consist of the following documents attached hereto:

1. Articles of Incorporation (under the Company's original name of "Fortune Partners, Inc."), as filed with the Nevada Secretary of State on August 26, 2004;

2. Certificate of Change (pursuant to which the Company's authorized share capital was increased to 375,000,000 common shares), as filed with the Nevada Secretary of State on June 30, 2005;

3. Certificate of Amendment (pursuant to which the Company's name was changed to "Power Air Corporation"), as filed with the Nevada Secretary of State on December 21, 2005;

4. Certificate of Charge (pursuant to which the Company's authorized share capital was decreased to 37,500,000 common shares), as filed with the Nevada Secretary of State on September 10, 2009.

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # C 22978-04

AUG 26 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	FORTUNE PARTNERS, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	SIERRA CORPORATE SERVICES Name 100 W. LIBERTY STREET, 10TH FLOOR — RENO — NEVADA — 89501 Street Address — City — — Zip Code P.O. BOX 2670 — RENO — NV — 89505-2670 Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 100,000,000 — Par value: $ .001 — Number of shares without par value: 0
4. **Names & Addresses of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Don Prest Name #306-4685 Valley Drive — Vancouver — BC CAN — V6J 5M2 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: ANY LEGAL PURPOSE AS FURTHER DESCRIBED IN THE ATTACHMENT HERETO
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	LEO P. BERGIN, ESQ. — [signature] Name — Signature 100 W. LIBERTY STREET, 10TH FLOOR — RENO — NV — 89501 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. [signature] — 8/25/2004 Authorized Signature of R/A or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

ATTACHMENT
TO
ARTICLES OF INCORPORATION
OF
FORTUNE PARTNERS, INC.
a Nevada corporation

The following provisions are hereby incorporated in Nevada Secretary of State Form 78 Articles 2003 (the "Form") for FORTUNE PARTNESR, INC., a Nevada corporation, as a part thereof.

With respect to Article 3, the following provisions are added:

Section 3.1. All of the shares of stock shall be of the same class, without preference or distinction.

Section 3.2. The capital stock of the Corporation, after the amount of capital has been paid in money, property or services, as the board of directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed and the articles of incorporation shall not be amended in this respect.

Section 3.3. Cumulative voting by any shareholder is denied.

Section 3.4. No shareholder shall, by reason of holding shares of any class of stock, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock now or hereafter authorized or any notes, debentures or bonds convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any shares, notes, debentures or bonds would adversely affect the dividend or voting rights of the shareholder.

ARTICLE 8

In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by Chapter 78 of the Nevada Revised Statutes or other statutes or laws of the State of Nevada, the board of directors is expressly authorized: (i) to make, amend, alter, or repeal the bylaws of the Corporation; (ii) to provide indemnification of directors, officers, employees, agents, and other persons to the fullest extent permitted by law through bylaw provisions, agreements with the indemnitees, vote of shareholders or disinterested directors or otherwise; and (iii) to fix and determine designations, preferences, privileges, rights, and powers and relative, participating, optional, or other special rights, qualifications, limitations, or restrictions on the capital stock of the Corporation as provided by Nev. Rev. Stat. §§78.195 and 78.196, unless otherwise provided herein.

ARTICLE 9

No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as an officer or director, excepting only (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of dividends in violation of Nev. Rev. Stat. §78.300. No amendment or repeal of this Article 9 applies to or has any effect on the liability or alleged liability of any officer or director of this Corporation for or

with respect to any acts or omissions of the director or officer occurring prior to the amendment or repeal, except as otherwise required by law.

ARTICLE 10

The provisions of Nev. Rev. Stat. §§ 78.378 to 78.3793, inclusive, do not apply to the Corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. Further, the Corporation expressly elects not to be governed by Nev. Rev. Stat. §§ 78.411 to 78.444, inclusive.

[END OF ATTACHMENT TO
ARTICLES OF INCORPORATION
OF FORTUNE PARTNERS, INC.]

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C22978-2004
Document Number:
20050261776-16

Date Filed:
6/30/2005 2:01:42 PM
In the office of
Dean Heller
Dean Heller
Secretary of State

Certificate of Change Pursuant to NRS 78.209

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:
FORTUNE PARTNERS, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
100,000,000 with a par value of $0.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
375,000,000 with a par value of $0.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
5,000,000 shares are being exchanged for 18,750,000 shares in a 3.75 to 1 stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

7. Effective date of filing (optional): June 27, 2005
(must not be later than 90 days after the certificate is filed)

8. Officer Signature: Don Prest — Secretary
Signature — Title
Don Prest

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity # C22978-2004
Document Number: 20050630172-46
Date Filed: 12/21/2005 2:20:13 PM
In the office of
Dean Heller
Secretary of State

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
FORTUNE PARTNERS, INC.

2. The articles have been amended as follows (provide article numbers, if available):
ARTICLE I SHALL BE AMENDED TO CHANGE THE CORPORATION'S NAME TO:
POWER AIR CORPORATION

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 50 %

4. Effective date of filing (optional): 12/22/05

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

STEVE WILLIAMS, PRESIDENT

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
[signature]	20090674961-94
Ross Miller	Filing Date and Time
Secretary of State	09/10/2009 4:15 PM
State of Nevada	Entity Number C22978-2004

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

POWER AIR CORPORATION

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

375,000,000 common shares with a par value of $0.001.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

37,500,000 common shares with a par value of $0.001.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The company will issue one share for every ten shares of the common stock issued and outstanding after the effective date of the reverse split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

See Attachment A.

7. Effective date of filing: (optional) September 30, 2009

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

President

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Attachment A

to

Certificate of Change Pursuant to NRS 78.209

Name of corporation:

Power Air Corporation (the "Company")

Response to Item 6:

In the event that any fractional common shares result from the reverse stock split, the Company will not issue any fractional common shares. Instead, any fractional common shares resulting from the reverse stock split will be rounded down to the nearest whole common share. Stockholders of the Company who would otherwise be entitled to receive fractional common shares because they hold a number of common shares that would result in any fractional common shares when divided by the exchange ratio of ten (10) old shares per one (1) new share would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one common share of the Company's common stock, to which the stockholder would otherwise be entitled, multiplied by the closing trading price of the Company's common stock on the trading day immediately before the Effective Date of September 30, 2009.